Exhibit 5.1

                          [Letterhead of ServiceMaster]


September 25, 1998


The ServiceMaster Company
One ServiceMaster Way
Downers Grove, Illinois  60515-1700


         Re:      Registration of Shares of Common Stock
                  on Form S-3 Under the Securities Act of 1933


Ladies and Gentlemen:

         I am Senior Vice President and General Counsel of The ServiceMaster Company, a Delaware corporation (the "Company"). In that capacity, I have participated in the preparation of, and I am familiar with the contents of the Registration Statement on Form S-3 of the Company (the "Registration Statement"), which is concurrently being filed with the Securities and Exchange Commission, which registers under the Securities Act of 1933 (the "Securities Act") the resale of up to 538,313 shares of common stock, par value $.01 per share (the "Common Stock") of the Company (the "Shares").

         I have reviewed such records and documents as I have deemed necessary in order to enable me to express the opinions stated herein.

         On the basis of the foregoing and subject to the limitations and assumptions identified in this letter, I am of the opinion that:

         1. The Company is a corporation validly existing and in good standing under the Delaware General Corporation Law.

         2. The Shares are duly authorized, validly issued, fully paid and nonassessable.

         All of my opinions assume that the Registration Statement will become effective under the Securities Act before any Shares covered by the Registration Statement are sold. I have also made other assumptions which I believe to be appropriate for purposes of this letter.

         My advice on every legal issue addressed in this letter is based exclusively on the internal law of Illinois, the Delaware General Corporation Law, or the federal law of the United States. This letter does not cover any law which in my experience would generally not be considered by lawyers in Illinois for purposes of the opinions contained in this letter. Without limiting by

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implication  the  generality  of the preceding  sentence,  this opinion does not cover the securities laws of the state of Illinois or any other jurisdiction. This opinion and consent may be incorporated by reference in a subsequent registration on Form S-3 filed pursuant to Rule 462(b) under the Securities Act with respect to the registration of additional shares of Common Stock for resale.

         I hereby consent to the inclusion of this letter as an exhibit to the Registration Statement and to the reference in each Prospectus included as part of the Registration Statement to my having issued the opinions expressed herein.

                                       Very truly yours,

                                       /s/ Vernon T. Squires

                                       Vernon T. Squires
                                       Senior Vice President and General Counsel

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